EXHIBIT 11


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
                        FRED MEYER, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                           12 Weeks Ended                   28 Weeks Ended
                                                       ----------------------           ----------------------
                                                       Aug. 16,       Aug. 17,          Aug. 16,       Aug. 17,
                                                          1997           1996              1997           1996
                                                        ------         ------            ------         ------
Weighted average number of
  shares outstanding................................... 26,717         26,722            26,607         26,713

Weighted average number of
  shares under option..................................  2,684          4,218             2,880          3,935

Shares assumed to have been
  purchased under the
  treasury stock method...............................  (1,297)        (2,237)           (1,547)        (2,039)
                                                       -------        -------           -------         -------
Weighted average number of
  common and common equivalent
  shares outstanding..................................  28,104         28,703            27,940          28,609
                                                       =======        =======           =======         =======

Net income ........................................... $19,120        $15,173           $32,379         $24,617
                                                       =======        =======           =======         =======

Earnings per common share.............................    $.68           $.53             $1.16            $.86
                                                       =======        =======           =======         =======
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